UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

STONEMOR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39172	80-0103152
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania		19053
(Address of principal executive offices)		(Zip Code)

(215) 826-2800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 19, 2020, StoneMor Inc. (the “Company”), American Cemeteries Infrastructure Investors, LLC (“ACII”), and certain funds and managed accounts for which Axar Capital Management, LP serves as investment manager (collectively, “Axar”) entered into an Amendment (the “Amendment”) of the Registration Rights Agreement dated January 30, 2020 (the “Agreement”).  Under the terms of the Amendment, the parties agreed to amend the definition of “Shares” in the Agreement to include the New Common Shares (as defined in Item 3.02 of this report).

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

On June 19, 2020, the Company completed the sale of an aggregate of 23,287,672 shares of its Common Stock (the “New Common Shares”) as contemplated by the previously reported Common Stock Purchase Agreement (the “Purchase Agreement”) dated May 27, 2020 by and among the Company, Axar Capital Management, LP (“Axar”), the accounts managed by Axar set forth on Schedule B thereto and one or more accounts managed by Axar  designated by it (collectively, the “Purchasers”).  The Company issued and sold to the Purchasers, and the Purchasers acquired and purchased from the Company, (a) 12,054,795 New Common Shares in exchange for the surrender of one hundred seventy-six (176) shares of Series A Preferred Stock, $0.01 par value per share, of the Company purchased on April 3, 2020, with a stated value of $8.8 million (an exchange ratio of 68,493.15 New Common Shares for each share of Series A Preferred Stock surrendered), and (b) 11,232,877 New Common Shares for a cash purchase price of $0.73 per share, an aggregate of $8,200,000.21. The Company offered and sold the New Common Shares in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1

Amendment to Registration Rights Agreement dated as of June 19, 2020 by and among StoneMor Inc., American Cemeteries Infrastructure Investors, LLC, StoneMor GP Holdings, LLC and certain funds and managed accounts for which Axar Capital Management, LP serves as investment manager.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2020	STONEMOR INC.

By:/s/ Jeffrey DiGiovanni

      Jeffrey DiGiovanni

      Senior Vice President and Chief Financial Officer